EXHIBIT 99.2


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma consolidated financial statements consist of an unaudited pro forma consolidated balance sheet as of September 30, 1998, and unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and for the nine-month periods ended September 30, 1998 and 1997. The pro forma statements combine the historical financial statements of Borg-Warner Automotive, Inc. ("Borg-Warner Automotive") and Kuhlman Corporation ("Kuhlman") as of and for the periods indicated. The pro forma financial statements also reflect the following:

          o The merger will be accounted for as a purchase. Borg-Warner Automotive will fund the transaction by issuing approximately $150 million in Borg-Warner Automotive common stock and borrowing the remainder. Subject to the provisions of the Agreement and Plan of Merger among Borg-Warner Automotive, BWA Merger Corp., and Kuhlman, dated as of December 17, 1998, each outstanding share of Kuhlman common stock will be converted into the right to receive
              (1) $39.00 in cash, without interest, or (2) $39.00 worth of shares of Borg-Warner Automotive common stock.

          o Borg-Warner Automotive will assume or refinance Kuhlman's existing indebtedness which was $98.4 million as of September 30, 1998 and is estimated to be between $80 million and $90 million at the closing of the merger. In addition Borg-Warner Automotive will incur additional indebtedness for the settlement of stock options and certain long-term incentive programs and severance programs, which are estimated to be approximately $45 million, net of tax benefits. To the extent that additional stock options are exercised prior to the completion of the merger, the number of shares of Kuhlman common stock outstanding will increase and the related settlement cost relating to stock options will decrease.

          o Borg-Warner Automotive and Kuhlman will pay anticipated investment banking, legal, accounting and regulatory fees and costs related to the merger estimated to be $12 million.

         Borg-Warner Automotive has not completed the analyses necessary to determine the allocation of purchase price based on the fair values of assets and liabilities acquired and, therefore, the excess of purchase price over net assets acquired, except for the amount allocated to the electrical products businesses as discussed below, is reflected as goodwill in these pro forma financial statements.

         Borg-Warner Automotive intends to sell Kuhlman's electrical products businesses. In the pro forma balance sheet, Borg-Warner Automotive's net investment in the electrical products businesses is reflected as an asset held for sale in current assets. The investment includes a portion of the goodwill related to the merger. The amount of goodwill was allocated based on the relative historical performance of the electrical pro-ducts businesses compared with the total Kuhlman business. While the result is not certain, Borg-Warner Automotive believes that the net investment in the electrical products businesses is not greater than the amounts that Borg-Warner Automotive will receive upon sale of the businesses. Proceeds from the sale will be used to repay merger indebtedness.

         The pro forma consolidated financial statements should be read in conjunction with the Borg-Warner Automotive and Kuhlman historical consolidated financial statements and notes thereto. The pro forma consolidated statements are presented for informational purposes only and do not purport to be indicative of what the actual results would have been had the merger occurred as described above for the periods presented. The pro forma consolidated statements of operations should not be considered indicative of the results of future operations of the merged companies.

         The pro forma consolidated balance sheet was prepared assuming the merger occurred on September 30, 1998, and the pro forma consolidated statements of operations were prepared assuming that the merger took place on January 1, 1998 and 1997, respectively. In addition to an accrual for merger-related costs noted above, the pro forma consolidated statements include the following:

          o the effects of amortization of the goodwill related to the merger (which is being amortized over a 40-year life),

          o interest expense on borrowings to be incurred to finance the merger, but excluding the portion of the interest expense allocated to the electrical products businesses,

          o the elimination of expenses related to Kuhlman's corporate headquarters which will be closed,

          o exclusion of revenues, costs and expenses for the electrical products businesses, and

          o   tax effects of all the preceding adjustments.

                             BORG-WARNER AUTOMOTIVE
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                              (DOLLARS IN MILLIONS)

                                                                                                        Less:
                                                                                                      Electrical       Pro Forma
                                                       Borg-Warner                   Pro Forma         Products        Borg-Warner
                                                       Automotive       Kuhlman      Adjustments      Businesses (1)   Automotive
                                                      -----------------------------------------------------------------------------

ASSETS
Cash................................................    $       4.5     $    4.9                      $    0.2       $      9.2
Short-term securities...............................            7.2                                                         7.2
Receivables.........................................          192.0        120.3                          48.2            264.1
Inventories.........................................          130.8         76.7                          35.8            171.7
Deferred income tax asset...........................            8.5         13.0                           5.6             15.9
Prepayments and other current assets................           25.5          5.4                           2.7             28.2
Investment in electrical products businesses........                                 $  250.0  (1)                        250.0
                                                      --------------------------------------------------------------------------
     Total current assets...........................          368.5        220.3        250.0             92.5            746.3

Property, plant and equipment at cost...............        1,004.8        240.1                          72.8          1,172.1
Less accumulated depreciation.......................         (400.9)      (118.5)                        (34.2)          (485.2)
                                                      --------------------------------------------------------------------------
     Net property, plant and equipment..............          603.9        121.6                          38.6            686.9

Investments and advances............................          122.6                                                       122.6
Goodwill............................................          527.7        120.9        511.9  (2)       176.3            984.2
Deferred income tax asset...........................           18.7                                                        18.7
Other noncurrent assets.............................          118.1         12.5                           4.5            126.1
                                                      --------------------------------------------------------------------------
                                                        $   1,759.5     $  475.3     $  761.9         $  311.9       $  2,684.8
                                                      ==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable.......................................    $      46.2     $    1.0                      $    0.5       $     46.7
Accounts payable and accrued expenses...............          266.6        133.6     $   57.0  (2)        50.5            406.7
Income taxes payable................................           33.4          9.3                           1.9             40.8
                                                      --------------------------------------------------------------------------
     Total current liabilities......................          346.2        143.9         57.0             52.9            494.2

Long-term debt......................................          305.5         97.4        508.6  (2)         3.3            908.2
Long-term liabilities:
     Retirement-related liabilities.................          313.2         20.0                           2.2            331.0
     Other long-term liabilities....................           65.3         10.3                           3.5             72.1
Common stock........................................            0.2         16.9        (16.9) (2)                          0.2
Other stockholders' equity..........................          729.1        186.8        213.2  (2)       250.0            879.1
                                                      --------------------------------------------------------------------------
     Total stockholders' equity.....................          729.3        203.7        196.3            250.0            879.3
                                                      --------------------------------------------------------------------------
                                                        $   1,759.5     $  475.3     $  761.9         $  311.9       $  2,684.8
                                                      ==========================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

                             BORG-WARNER AUTOMOTIVE
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                         Less:
                                                                                                        Electrical        Pro Forma
                                                            Borg-Warner                  Pro Forma       Products        Borg-Warner
                                                            Automotive     Kuhlman      Adjustments     Businesses (1)   Automotive
                                                      -----------------------------------------------  -----------------------------
Net sales...............................................    $ 1,767.0      $  643.4                      $ 303.5         $ 2,106.9
Cost of sales...........................................      1,375.4         481.4                        235.4           1,621.4
Depreciation............................................         70.4          16.9                          5.9              81.4
Selling, general and administrative expenses............        132.0          85.3     $  (12.4)  (3)      38.4             166.5
Minority interest in earnings...........................          3.2                                                          3.2
Goodwill amortization...................................         16.7           3.0          12.8  (2)       4.8              27.7
Equity in affiliate earnings and other income...........       (13.2)           1.0                          0.3             (12.5)
                                                           -------------------------------------------------------------------------
     Earnings before interest, finance
       charges, and income taxes........................        182.5          55.8         (0.4)           18.7             219.2
Interest expense and finance charges....................         24.6           9.3          33.6  (2)      14.9              52.6
                                                           -------------------------------------------------------------------------
     Earnings before income taxes.......................        157.9          46.5        (34.0)            3.8             166.6
Provision for income taxes..............................         54.7          18.6         (7.9)  (4)       3.8              61.6
                                                           -------------------------------------------------------------------------
     Net earnings ......................................     $  103.2      $   27.9     $  (26.1)        $   0.0         $   105.0
                                                           =========================================================================

Net earnings per share
     Basic..............................................     $   4.35      $   1.84                                      $    3.95
                                                           ===========================                             =================
     Diluted............................................     $   4.31      $   1.75                                      $    3.91
                                                           ===========================                             =================

Average shares outstanding (thousands)
     Basic..............................................       23,683        15,160         2,879                           26,562
                                                           =========================================               =================
     Diluted............................................       23,934        15,929         2,879                           26,813
                                                           =========================================               =================

 See accompanying notes to unaudited pro forma consolidated financial statements.

                                  Page 9 or 13

                             BORG-WARNER AUTOMOTIVE
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                  (DOLLARS IN MILLIONS, EXPECT PER SHARE DATA)


                                                                                                          Less:
                                                                                                        Electrical      Pro Forma
                                                            Borg-Warner                 Pro Forma        Products      Borg-Warner
                                                             Automotive     Kuhlman    Adjustments     Businesses (1)   Automotive
                                                          -------------------------------------------  -----------------------------
Net sales...............................................   $  1,347.6      $ 571.1                      $  228.1        $  1,690.6
Cost of sales...........................................      1,058.6        426.1                         169.7           1,315.0
Depreciation............................................         57.5         16.5                           4.8              69.2
Selling, general and administrative expenses............        112.7         72.9     $  (13.0)  (3)       30.5             142.1
Minority interest in earnings...........................          2.4                                                          2.4
Goodwill amortization...................................         12.7          2.7          9.6   (2)        3.6              21.4
Equity in affiliate earnings and other income...........        (8.9)          0.4                                            (8.5)
                                                           -------------------------------------------------------------------------
     Earnings before interest, finance
       charges, and income taxes........................        112.6         52.5          3.4             19.5             149.0
Interest expense and finance charges....................         20.6          5.8         24.6   (2)       11.1              39.9
                                                           -------------------------------------------------------------------------
     Earnings before income taxes.......................         92.0         46.7        (21.2)             8.4             109.1
Provision for income taxes..............................         29.1         18.1         (3.7)  (4)        5.4              38.1
                                                           -------------------------------------------------------------------------
     Net earnings ......................................   $     62.9      $  28.6     $  (17.5)        $    3.0        $     71.0
                                                           =========================================================================
Net earnings per share
     Basic..............................................   $     2.68      $  1.71                                      $     2.69
                                                           ===========================                                 =============
     Diluted............................................   $     2.65      $  1.64                                      $     2.67
                                                           ===========================                                 =============
Average shares outstanding (thousands)
     Basic..............................................       23,509       16,704        2,879                             26,388
                                                           ==========================================                  =============
     Diluted............................................       23,690       17,430        2,879                             26,569
                                                           ==========================================                  =============


 See accompanying notes to unaudited pro forma consolidated financial statements.

                             BORG-WARNER AUTOMOTIVE
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                            Less:
                                                                                                          Electrical      Pro Forma
                                                                 Borg-Warner               Pro Forma       Products      Borg-Warner
                                                                 Automotive    Kuhlman    Adjustments    Businesses (1)   Automotive
                                                                ---------------------------------------  ---------------------------
Net sales.....................................................  $  1,300.0    $  468.7                    $   225.9      $  1,542.8
Cost of sales.................................................     1,016.3       350.9                        176.6         1,190.6
Depreciation..................................................        51.5        12.7                          4.5            59.7
Selling, general and administrative expenses..................        95.5        62.5    $   (8.6)  (3)       28.7           120.7
Minority interest in earnings.................................         1.8                                                      1.8
Goodwill amortization.........................................        12.4         2.1          9.6  (2)        3.7            20.4
Equity in affiliate earnings and other income.................      (11.7)         0.7                          0.2          (11.2)
                                                                --------------------------------------------------------------------
     Earnings before interest, finance charges, and
     income taxes.............................................       134.2        39.8        (1.0)            12.2           160.8
Interest expense and finance charges..........................        19.0         7.3         24.9  (2)       11.2            40.0
                                                                --------------------------------------------------------------------
     Earnings before income taxes.............................       115.2        32.5       (25.9)             1.0           120.8
Provision for income taxes....................................        39.2        13.1        (6.1)  (4)        2.1            44.1
                                                                --------------------------------------------------------------------
     Net earnings ............................................  $     76.0    $   19.4    $  (19.8)       $    (1.1)         $ 76.7
                                                                ====================================================================
Net earnings per share
     Basic....................................................  $     3.21    $   1.32                                   $     2.89
                                                                ========================                                ============
     Diluted..................................................  $     3.17    $   1.25                                   $     2.86
                                                                ========================                                ============
Average shares outstanding (thousands)
     Basic....................................................      23,692      14,698          2,879                        26,571
                                                                ======================================                  ============
     Diluted..................................................      23,907      15,464          2,879                        26,786
                                                                ======================================                  ============

See accompanying notes to unaudited pro forma consolidated financial statements.

                             BORG-WARNER AUTOMOTIVE
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 YEAR ENDED DECEMBER 31, 1997 AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

(1) The electrical products businesses include two businesses of Kuhlman, one of which manufactures transformers and the other of which manufactures wire and cable. Borg-Warner Automotive plans to sell the electrical products businesses after the merger. The pro forma consolidated balance sheet reflects the electrical products businesses at net carrying value. This carrying value of $250 million includes $121 million of the excess purchase price of the merger. Revenues, costs and expenses of the electrical products businesses have been deducted from the pro forma Borg-Warner Automotive column of the pro forma consolidated financial statements. For purposes of the unaudited pro forma consolidated statements of operations, a portion of interest expense and amortization of goodwill relating to the merger has been allocated to the electrical products businesses, and accordingly has been deducted in arriving at the pro forma consolidated statement of operations data. The goodwill amortization was based upon the goodwill allocated to such businesses. Interest expense was allocated assuming the businesses were responsible for the interest on $250 million in acquisition indebtedness. The following chart shows the amounts of goodwill amortization and interest expense allocated to the electrical products businesses for each of the periods presented.


                                                      Goodwill      Interest
                                                    Amortization    Expense
                                                    ------------    --------
         Year ended December 31, 1997...........        $3.0         $14.9
         Nine months ended
              September 30, 1998................         2.3          11.1
              September 30, 1997................         2.3          11.1


(2) The estimated purchase price for purposes of the calculation of goodwill is as follows:

         Purchase of Kuhlman common stock............................ $ 658.6
         Payment for options, long-term incentives et al. ...........    45.0
         Fees and expenses related to the merger.....................    12.0
                                                                     --------
         Subtotal                                                        57.0
                                                                     --------
              Total purchase price...................................   715.6
              Net book value of Kuhlman..............................   203.7
                                                                     --------
         Excess purchase price.......................................   511.9
         Excess purchase price allocated to electrical
           products businesses.......................................   120.9
                                                                     --------
         Goodwill....................................................$  391.0

         The pro forma consolidated financial statements assume that 2,878,526 shares of Borg-Warner Automotive common stock will be issued in the merger, corresponding to an average Borg-Warner Automotive common stock price of $52.11. The number of shares of Borg-Warner Automotive common stock actually issued in the merger will be based on the daily average of the high and low sales prices of Borg-Warner Automotive common stock price during the 20 consecutive trading days immediately preceding the third trading date prior to the closing date. The effects on earnings per share and number of shares to be issued in the merger if the average Borg-Warner Automotive stock price were to equal $40.00 per share, $50.00 per share or $60.00 per share are shown in the table below.

                                                                     EARNINGS PER SHARE
           Borg-Warner       Number      ------------------------ ------------------------ -----------------------
           Automotive       of Shares      For the year ended       For the nine months     For the nine months
              Price        (thousands)          12/31/97             ended 9/30/98            ended 09/30/97
         --------------- --------------  ------------------------ ------------------------ -----------------------
                                           Basic       Diluted      Basic       Diluted      Basic      Diluted
         --------------- --------------  ----------- ------------ ----------- ------------ ----------- -----------
             $40.00           3,750        $3.83        $3.79       $2.60        $2.59       $2.79       $2.77
             $50.00           3,000        $3.93        $3.90       $2.68        $2.66       $2.87       $2.85
             $60.00           2,500        $4.01        $3.97       $2.73        $2.71       $2.93       $2.90

         Interest expense on acquisition borrowings has been calculated at rates in effect for the periods presented in the pro forma consolidated statements of operations. These rates were 6.8% for the year ended December 31, 1997, 6.4% for the nine months ended September 30, 1998 and 6.8% for the nine months ended September 30, 1997.

(3) The adjustment to eliminate the Kuhlman corporate headquarters expense reflects the cost of operating Kuhlman's executive and administrative offices in Savannah, Georgia, which will be closed upon completion of the merger. A one-time charge to close the headquarters office is included in the aggregate purchase price.

(4) The tax effect adjustment accounts for the tax effects of the various other adjustments, using a domestic marginal rate, where applicable. Amortization of goodwill arising from the merger is not deductible for
         U. S. income tax purposes.